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                                  EXHIBIT 10.46

                                GLAMIS GOLD LTD.
                            5190 Neil Road, Suite 310
                                  Reno, Nevada
                                  U.S.A. 89502


August 14,1998




Mar-West Resources Ltd.
855-409 Granville Street
Vancouver, British Columbia
V6C 1T2

ATTENTION:  Simon T. Ridgway, President

Dear Sirs:

Corporate Merger

The purpose of this letter is to set out the offer of Glamis Gold Ltd. ("Glamis") to acquire all of the issued and outstanding common shares of Mar-West Resources Ltd. ("Mar-West") through a corporate merger. The merger will bring together Mar-West's experienced exploration team and its excellent portfolio of mineral properties with Glamis' experienced production team and its ability to raise production financing. This will result in a stronger, more rounded organization that will be capable of carrying those of Mar-West's mineral properties which merit it, through the exploration stage to production, thereby benefiting both Mar-West and Glamis shareholders. All dollar amounts referred to herein are to Canadian dollars.

1.      We understand that:

        (a) Mar-West is engaged directly and indirectly through its subsidiaries, in the acquisition and exploration of mineral properties in the Republics of El Salvador, Guatemala and Honduras in Central America;

        (b) Mar-West, through its subsidiaries, has, amongst others, those interests, rights and obligations with respect to mineral properties located in Central America as are described in Mar-West's July 16, 1997 Final Exchange Offering Prospectus;

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        (c) Mar-West has approximately 16,625,943 issued and outstanding common shares ("Mar-West Shares") without par value and is committed to issue an additional 1,250,000 shares upon receipt of regulatory approval;

        (d) Mar-West has approximately 1,167,000 Mar-West Shares subject to share purchase options and share purchase warrants at prices ranging from $0.50 to $2.00 per share;

        (e) Mar-West has no long-term debt and has positive working capital of approximately $5,500,000; and

        (f) the directors and officers of Mar-West are as follows;

               - Simon T. Ridgway, President and Director
               - Henry E. Neugebauer, Director
               - Richard P. Clark, Director
               - Robert S. Wasylyshyn, Vice-President Exploration and Director
               - Tim Osler, Secretary and Director

2. Based upon the foregoing and subject to the Glamis Closing Conditions (as hereinafter defined) and the other terms and conditions contained herein, Glamis hereby offers (the "Offer") to acquire all of the issued and outstanding Mar-West Shares by way of an arrangement (the "Arrangement") among Glamis, a wholly-owned subsidiary of Glamis (the "Merging Subsidiary") and Mar-West. Under the Arrangement each Mar-West Share will be exchanged for one-half of an exchangeable share ("Exchangeable Share") of the Merging Subsidiary. Each whole Exchangeable Share may be exchanged for one common share without par value of Glamis (a "Glamis Share") or 0.8 of a Glamis Share and $0.96. Subject to the Mar-West Closing Conditions (as hereinafter defined) and the other terms and conditions contained herein, Mar-West accepts the Offer.

3. No fractional Glamis Shares will be issued under the Arrangement, but rather shareholders entitled to a fractional Glamis Share will receive cash in lieu thereof based on a whole Glamis Share being valued at $4.80;

4. The receipt of Glamis Shares by the shareholders of Mar-West in exchange for their shares of Mar-West will be a tax-deferred transactions under the Income Tax Act (Canada) for those shareholders who are Canadian residents. The Glamis Shares to be issued to holders of Mar-West Shares under the Arrangement will be fully tradeable under the securities laws of Canada subject to restrictions on resale ordinarily applicable to control persons.

5.      Upon conclusion of the Arrangement;

        (a) the officers and directors of Mar-West will be comprised of nominees of Glamis;

        (b) Mar-West will be a wholly-owned subsidiary of Glamis and will cease to be a public company;

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        (c) the current subsidiaries of Mar-West will remain as wholly-owned subsidiaries of Mar-West and their officers and directors will become nominees of Glamis;

        (d) if he elects to do so, Simon T. Ridgway will become a director of Glamis; and

        (e) Glamis intends to utilize Mar-West's exploration team in the areas of their expertise.

6. Glamis' obligations to consummate the transactions described herein will be subject to the following conditions (the "Glamis Closing Conditions"), which are to be satisfied by the times specified below, or if no time is specified, prior to or as at the closing of the Arrangement:

        (a) execution of a merger agreement and Plan of Arrangement on the terms described herein together with such other terms as are customary in a transaction of this nature;

        (b) receipt by Glamis of irrevocable intentions in writing to, provided that a Superior Offer (as defined in Section 13) has not been accepted and approved by the board of directors of Mar-West, vote for the Arrangement at a shareholders' meeting of Mar-West by the members of the board of directors of Mar-West and their affiliates, together with their agreement not to sell any of their Mar-West Shares prior to the occurrence of the Arrangement;

        (c)    receipt by us of all required regulatory approvals;

        (d) Glamis being satisfied that no adverse material change in the business or financial affairs of Mar-West has occurred between the date hereof and the closing of the Arrangement;

        (e) all of the representations and warranties of Mar-West set forth in this Agreement and in the merger agreement shall be true and correct as at the date made and as at the date of closing of the Arrangement; and

        (f) receipt by Glamis within 15 days of the execution hereof of confirmations from Simon T. Ridgway and Robert S. Wasylyshyn that they do not directly or indirectly through an entity in which they hold a beneficial interest of 10% or greater, hold any mineral properties in Honduras, Guatemala or El Salvador and that they will not, if the Arrangement closes, acquire any such interests, either directly or indirectly as aforesaid, for a period of 12 months from the closing of the Arrangement.

7. The Glamis Closing Conditions are for the exclusive benefit of Glamis and may be waived in whole or in part by it at any time.

8. Mar-West's obligations to consummate the transactions described herein will be subject to the following conditions (the "Mar-West Closing Conditions"), which shall be satisfied by the

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times specified below, or if no time is specified, prior to or as at the closing of the Arrangement:

        (a) receipt of a fairness opinion pertaining to the Offer and the Arrangement from an independent stock broker in a form satisfactory to Mar-West;

        (b) execution of a merger agreement and Plan of Arrangement on the terms described herein together with such other terms as are customary in a transaction of this nature;

        (c) receipt by Mar-West of all required shareholder and regulatory approvals;

        (d) Mar-West being satisfied that no adverse material change in the business or financial affairs of Glamis has occurred between the date hereof and the closing of the Arrangement;

        (e) all of the representations and warranties of Glamis and the Merging Subsidiary set forth in this Agreement and in the merger agreement shall be true and correct as at the date made and as at the date of closing of the Arrangement; and

        (f) Mar-West shall not have received and accepted or approved a Superior Proposal (as defined in Section 13).

The Mar-West Closing Conditions are for the exclusive benefit of Mar-West and may be waived in whole or in part by it at any time.

9. If Mar-West fails to complete the Arrangement (other than as a result of a condition precedent in favour of Mar-West not being satisfied) and within 180 days of such failure, Mar-West or its shareholders enter into a transaction that closes which is a merger, amalgamation, arrangement or similar transaction involving Mar-West or any of its subsidiaries or whereby 50% or greater of the issued Mar-West Shares or a similar number of treasury shares of Mar-West are acquired by one or more persons, Mar-West shall pay a breakage fee to Glamis of $1,000,000.

10. Mar-West acknowledges that Glamis is looking at other acquisitions and agrees that it will not have the right to use another acquisition by Glamis as a means of terminating its obligations under this Letter Agreement up to the closing of the Arrangement, provided that such acquisition does not constitute an adverse material change in the business or financial affairs of Glamis.

11. If you accept the Offer each of us will be responsible for our own costs in respect of the Arrangement, though we will be responsible for preparing the first draft of a merger agreement and plan of arrangement, which will contain only the representations and warranties by Glamis, the Merging Subsidiary and Mar-West as specified in Schedules A and B hereto and only the conditions to closing set forth in Sections 6 and 8 unless otherwise agreed between Glamis and Mar-West.

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12.     Subject to Section 13, following your acceptance of the terms hereof:

        (a)    Mar-West will:

               (i) not discuss merger or joint venture proposals or the issuance of its treasury shares or the sale of any of its (on a consolidated basis) mineral properties with others and it will not solicit or assist others in making a proposal to acquire Mar-West;

               (ii) act in good faith (A) in finalizing and executing a merger agreement and plan of arrangement, (B) in finalizing an information circular for a special meeting of the shareholders of Mar-West and (C) in soliciting shareholder approval of Mar-West for the Arrangement; and

               (iii) not enter into any material transactions or issue or agree to issue any shares of Mar-West, whether by option or otherwise without the prior approval of Glamis and will carry on the operations of Mar-West in the usual and normal course; and

        (b) Glamis will act in good faith (A) in finalizing and executing a merger agreement and plan of arrangement, (B) in finalizing an information circular for a special meeting of Mar-West shareholders and
        (C) in soliciting shareholder approval of Mar-West for the Arrangement.

13. Nothing contained in this Agreement shall prevent the board of directors of Mar-West from considering, negotiating, approving and recommending to Mar-West's shareholders an unsolicited bona fide proposal regarding any merger, amalgamation, arrangement, takeover bid, sale of substantial assets, sale of treasury shares or similar transaction involving the Company or any of its subsidiaries which the board of directors of Mar-West determines, after consultation with its financial advisors would, if consummated in accordance with its terms, result in a transaction of greater value to the shareholders of Mar-West than the Arrangement (any such transaction being a "Superior Proposal").

14. Mar-West represents and warrants to Glamis as provided in Schedule A and Glamis represents and warrants to Mar-West as provided in Schedule B.

15. Glamis and Mar-West will cooperate in preparing a joint news release concerning the Arrangement.

16. Upon your acceptance of the Offer each of us will execute a confidentiality agreement (the "Confidentiality Agreement") which will be prepared by us and which will be in a form which is satisfactory to each of us.

17. All options, warrants and other rights to acquire shares of Mar-West which remain outstanding at the time of closing of the Arrangement shall be converted into rights to acquire Glamis Shares on the basis of the exchange ratio under the Arrangement, with the exercise

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prices remaining the same. Glamis will not object to the release of any Mar-West
Shares held in escrow.

18. Glamis covenants and agrees to cause the Merging Subsidiary to perform its obligations and fulfil its covenants and agreements, and Glamis guarantees all obligations of the Merging Subsidiary, under the merger agreement, the plan of arrangement and the Arrangement.

19. Time is of the essence in the performance by the parties of their obligations hereunder.

Yours very truly,

GLAMIS GOLD LTD.


Per:    /s/ C. Kevin McArthur
        ----------------------------
        C. Kevin McArthur, President


Agreed to and accepted as of the
   day of August, 1998.

MAR-WEST RESOURCES LTD.


Per:    /s/ Simon T. Ridgway
        ----------------------------
        Simon T. Ridgway, President

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                                   SCHEDULE A

Each of Mar-West and Minoro Aruba A.V.V., Oro Aruba A.V.V., Minoro, S.A., Mar-West Aruba A.V.V., Minerales Entre-Mares (Honduras) S.A., Exminsa S.A. De C.V., Entre Mares De Guatemala S.A., and Minera Choluteca, S.A. de C.V. (the Subsidiaries") is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power and capacity and qualifications to own or lease its property and assets and to conduct its business as now conducted by it;

The authorized capital of Mar-West consists of 100,000,000 common shares without par value, of which an aggregate of 16,625,943 Shares were validly issued and outstanding as fully paid and non-assessable as at the date herewith;

An aggregate of not more than 1,167,000 common shares and no other shares in the capital of Mar-West are issuable upon the exercise of all outstanding agreements, options, warrants and other rights to acquire shares in the capital of Mar-West;

Mar-West owns, directly or indirectly, as described in their financial statements for the year ended December 31, 1997, the Subsidiaries free and clear of any liens, pledges, charges or other encumbrances, and no person has any agreement, option, warrant or other right to acquire any shares in the capital of any of the Subsidiaries;

This Agreement constitutes a valid and binding obligation of Mar-West enforceable against it in accordance with its terms;

The execution of this Agreement and the performance of the terms hereof will not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Mar-West or any of the Subsidiaries is a party or by which Mar-West or any of the Subsidiaries is bound or any judgment, decree, order, statue, rule, licence or regulation applicable to Mar-West or any of the Subsidiaries;

Mar-West has delivered or will deliver to Glamis its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 1997 and its interim consolidated financial statements for the period ended March 31, 1998 and such statements and the notes thereto present fairly the consolidated financial condition of Mar-West and the results of operations for the respective periods indicated in such statement and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and Mar-West has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with Canadian generally accepted accounting principles other than as set out in such statements and the notes thereto; and

Since December 31, 1997 except as has been publicly disclosed in documents filed with the regulatory authorities or in news releases generally circulated (a) Mar-West and the Subsidiaries have conducted their respective businesses only in the ordinary course, (b) no liability or

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obligation of any nature (whether absolute, accrued, contingent or otherwise)
material to Mar-West and the Subsidiaries has been incurred, and (c) there has not been any material adverse change in the financial condition, results of operations or businesses of Mar-West and the Subsidiaries.

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                                   SCHEDULE B

Each of Glamis and the Merging Subsidiary, Glamis Gold, Inc., Chemgold, Inc., Glamis Rand Mining Company, Glamis Imperial Corporation, Glamis Exploration, Inc., Minera Glamis S.A. de C.V., Glamis Gold Sales, Inc., Mexicana Resources Inc., Salave Gold Joint Venture Corporation, Glamis Gold Ltd. y Compania Limitada, Glamis Gold (Barbados) Ltd., and 344684 B.C. Ltd. (the "Subsidiaries") is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all necessary corporate power and capacity and qualifications to own or lease its property and assets and to conduct its business as now conducted by it;

The authorized capital of Glamis consists of 200,000,000 common shares without par value, of which an aggregate of 31,270,707 Shares were validly issued and outstanding as fully paid and non-assessable and 5,000,000 preferred shares with a par value of $10 of which nil are issued and outstanding as at the date hereof;

An aggregate of not more than 1,780,000 common shares and no other shares in the capital of the Merging Subsidiary are issuable upon the exercise of all outstanding agreements, options, warrants and other rights to acquire shares in the capital of Glamis;

Glamis owns, directly or indirectly, all of the issued and outstanding shares in the capital of each of the Merging Subsidiary, Glamis, and the Subsidiaries free and clear of any liens, pledges, charges or other encumbrances, and no person has any agreement, option, warrant or other right to acquire any shares in the capital of any of the subsidiaries of Glamis;

This Agreement constitutes a valid and binding obligation of Glamis enforceable against it in accordance with its terms;

The execution of this Agreement and the performance of the terms hereof will not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Glamis or any of the Subsidiaries is a party or by which Glamis or any of its subsidiaries is bound or any judgment, decree, order, statue, rule, licence or regulation applicable to Glamis or any of the Subsidiaries;

Glamis has delivered or will deliver to Mar-West its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 1997 and its interim consolidated financial statements for the period ended June 30, 1998, and such statements and the notes thereto present fairly the consolidated financial condition of Glamis and the results of operations for the respective periods indicated in such statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and Glamis has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with Canadian generally accepted accounting principles other than as set out in such statements and the notes thereto; and

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Since December 31, 1997 except as has been publicly disclosed in documents filed with the regulatory authorities or in news releases generally circulated (a) Glamis and the Subsidiaries have conducted their respective businesses only in the ordinary course, (b) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to Glamis and the Subsidiaries has been incurred, and (c) there has not been any material adverse change in the financial condition, results of operations or businesses of Glamis and the Subsidiaries.